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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 to register 300,000 shares of common stock pertaining to the Third Amended and Restated Xomed Surgical Products, Inc. 1996 Stock Option Plan of our report dated February 26, 1997, with respect to the consolidated financial statements of Xomed Surgical Products, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


September 11, 1997

Jacksonville, Florida